Exhibit 99.1

Dogwood Therapeutics, Inc. Announces Financing of up to $26.8 Million to Progress Halneuron® Through Phase 2b Development

Pricing of $12.5 Million Registered Direct Offering & Concurrent Private Placement

Offerings priced at-the-market under Nasdaq rules.

Alpharetta, GA January 12, 2025 (GLOBE NEWSWIRE) -- Dogwood Therapeutics, Inc. (NASDAQ: DWTX) ("DWTX" or "Company"), a company that focuses on developing new non-opioid medicines to treat pain and neuropathy, today announced that it has entered into a securities purchase agreement with a single healthcare-focused institutional investor for up to approximately $12.5 million in gross proceeds through a registered direct offering (the “Registered Offering”) and a concurrent private placement (the "Private Offering" and, together with the Registered Offering, the “Offerings”) for the issuance of an aggregate of 4,386,037 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate of 4,386,037 shares of common stock, priced at-the-market under Nasdaq rules. Each share of common stock (or-prefunded warrant in-lieu thereof) is being sold together with one warrant to purchase one share of common stock at a combined purchase price of $2.85 (or $2.8499 per pre-funded warrant and accompanying warrant). The warrants will have an exercise price of $3.28 per share. The warrants will be exercisable upon shareholder approval, and will expire five and one-half years from the effective date of shareholder approval. Upfront gross proceeds from the Offerings are expected to be $12.5 million, before deducting commissions and offering expenses, with the potential for an additional $14.4 million in gross proceeds upon the exercise of the warrants at the election of investors and subject to shareholder approval.

The Registered Offering consists of the issuance and sale of 2,338,948 shares of common stock, and the Private Offering consists of the issuance and sale of pre-funded warrants to purchase 2,047,089 shares of common stock and warrants to purchase up to 4,386,037 shares of common stock.

Greg Duncan, Chairman and CEO of DWTX, commented: “We plan to utilize the net proceeds from the Offering to advance development of Halneuron® through the ongoing Phase 2b final data readout, while also pursuing strategic opportunities to further strengthen the Company’s research portfolio. We are executing with determination to advance the standard of care for patients suffering from chemotherapy induced pain and neuropathy, conditions for which there are no FDA approved treatments. This transaction represents a strong endorsement of our two first-in-class development candidates, Halneuron® and SP16, our research progress, growing IP portfolio and the exceptional talent we’ve assembled.  Today’s offering provides DWTX with access to additional capital to support Phase 3 development.”

Maxim Group LLC is acting as the sole placement agent for the Offerings.

The Company intends to use the net proceeds from this offering to further advance the clinical development of Halneuron® and for working capital and general corporate purposes. The Offerings are expected to close on or about January 13, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

44 Milton Avenue │ Alpharetta, GA 30009 │ (866) 620-8655

The Registered Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-287575) previously filed with and subsequently declared effective by the U.S. Securities and Exchange Commission (“SEC”) on June 2, 2025. The Registered Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the effective shelf registration statement. A prospectus supplement relating to the shares of common stock to be issued in the Registered Offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the Registered Offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or by telephone at (212) 895-3745.

The pre-funded warrants and warrants described above were offered in a private placement under Section 4(a)(2) of the Act and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a securities purchase agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Dogwood Therapeutics

Dogwood Therapeutics (Nasdaq: DWTX) is a development-stage biopharmaceutical company focused on developing new medicines to treat pain and neuropathic disorders. The Dogwood research pipeline includes two first-in-class development candidates, Halneuron® and SP16 IV.

Our lead product candidate, Halneuron®, is in Phase 2b development to treat pain conditions including the neuropathic pain associated with chemotherapy treatment. Halneuron® has been granted fast track designation from the FDA for the treatment of CINP. Halneuron® is a non-opioid, NaV 1.7 analgesic which is a highly specific voltage-gated sodium channel modulator, a mechanism known to be effective for reducing pain transmission. In clinical studies, Halneuron® treatment has demonstrated pain reduction in pain related to general cancer and in pain related to chronic chemotherapy-induced neuropathic pain (“CINP”).  SP16 IV is a low-density lipoprotein receptor related protein-1 agonist (LRP1) with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. SP16 acts as an LRP1 agonist that in turn provides alpha-1-antitrypsin-like activity. Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrated anti-inflammatory (analgesic) action via potential reductions in IL-6, IL-8, IL1B and TNF-alpha levels, as well as potential to repair damaged tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation and survival. The forthcoming SP16 IV Phase 1b CINP trial is fully funded by the National Cancer Institute.

Dogwood Therapeutic’s largest shareholder is a member of CK Life Sciences Int’l., (Holdings) Inc., which is listed on the Hong Kong Stock Exchange (Stock code: 0775). For more information, please visit www.dwtx.com.

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Dogwood’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and consummation of the Offerings, and the completion, timing and results of current and future clinical studies relating to Dogwood’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Dogwood undertakes no duty to update such information except as required under applicable law.

Investor Relations:

CORE IR
(516) 222-2560
IR@dwtx.com